As filed with the Securities and Exchange Commission on January 15, 1997
                                                      Registration No. 33-86232


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                 AMENDMENT NO. 1
                                       to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                              CAVALIER HOMES, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                                                     63-0949734
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)

          Highway 41 North
         and Cavalier Road
          Addison, Alabama                                         35540
(Address of Principal Executive Offices)                         (Zip Code)

                 CAVALIER HOMES, INC. 1993 AMENDED AND RESTATED
                     NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------

                                BARRY B. DONNELL
                           600 First Wichita Building
                           Wichita Falls, Texas 76301
                     (Name and address of agent for service)

                                 (817) 723-5523
        (Telephone number, including area code, of agent for service)

                                 with a copy to:

                                 JOHN B. GRENIER
                         Bradley Arant Rose & White LLP
                           2001 Park Place, Suite 1400
                            Birmingham, Alabama 35203
                                 (205) 521-8000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------- -------------- ------------------- ------------------ ----------------

                    Title of                                             Proposed        Proposed maximum
                  securities to                       Amount to be   maximum offering   aggregate offering     Amount of
                  be registered                       registered(1)   price per share          price       registration fee
==================================================== ============== =================== ================== ----------------

Common Stock, $0.10 par value                        218,750 shares     $10.625(2)       $2,324,218.75(2)     $704.31(2)
==================================================== ============== =================== ================== ----------------
(1)  Reflects additional securities being registered for issuance under the plan.
(2)  Calculated pursuant to Rule 457(h)(1).


         This Amendment No. 1 to that certain Registration Statement on Form S-8 (Registration No. 33-86232) of Cavalier Homes, Inc., a Delaware corporation ("Registrant"), filed with the Securities and Exchange Commission (the "Commission") on November 10, 1994 (the "Registration Statement") with respect to the Cavalier Homes, Inc. 1993 Amended and Restated Nonemployee Directors Stock Option Plan (the "Plan"), registers an additional 218,750 shares of common stock, par value $0.10 per share, of the Registrant (the "Common Stock"), resulting in an increase in the total number of shares of Common Stock registered for issuance under the Plan to 500,000 shares, and amends the Registration Statement with respect to the items set forth below. To the extent not amended hereby, the contents of the Registration Statement are incorporated by this reference in this Amendment No. 1 to the Registration Statement.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.    Incorporation of Documents by Reference.

           The following documents filed by the Registrant with the Commission (Commission File No. 1-9792) are incorporated herein by reference:

           (i) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995;

           (ii) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 29, 1996, June 28, 1996 and September 27, 1996;

           (iii) The Registrant's Current Report on Form 8-K filed with the Commission on October 30, 1996;

           (iv) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under the Securities Exchange Act of 1934, as amended the ("Exchange Act"), on December 9, 1987, as amended by the Company's Form 8 dated December 16, 1987, and as updated (A) in the Registration Statement on Form S-3, effective June 23, 1993 (Commission File No. 33-63060), to reflect the increase of the number of shares of authorized Common Stock from 5,000,000 shares to 15,000,000 shares, and (B) by the Registration Statement on Form 8-A filed with the Commission under the Exchange Act on December 2, 1994, reflecting the listing of the Common Stock on the New York Stock Exchange; and

           (v) The description of the Registrant's Rights Agreement, dated as of October 23, 1996, filed as an exhibit to the Registrant's Registration Statement on Form 8-A, as filed with the Commission on October 30, 1996, as amended by the Registrant's Amendment No. 1 to Form 8-A filed with the Commission on November 12, 1996.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part of the Registration Statement from the date of the filing of such documents.

           Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.    Exhibits.

           The  following  Exhibits  are  filed  as a part  of the  Registration
Statement:

     *4(a) Articles four, six, seven and eight of the Registrant's Restated Certificate of Incorporation (incorporated by reference to
               Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

     *4(b)     Article II, Sections 1 through 11; Article III, Sections 1 and 2;
               Article IV,  Sections 1 and 2; Article VI,  Sections 1 through 6;
               Article VIII, Section 1 through 3; Article IX, Section 1 of the Registrant's By-Laws (incorporated by referenced to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993).

     *4(c) Rights Agreements, dated as of October 23, 1996, between the Registrant and ChaseMellon Shareholder Services, L.L.C., Rights Agent (incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A filed with the Commission on October 30, 1996, as amended by the Registrant's Amendment No. 1 to Form 8-A filed wiht the Commission on November 12, 1996).

     5 Opinion of Bradley Arant Rose & White LLP as to the legality of the securities being offered.

     23(a)     Consent of Deloitte & Touche LLP

     23(b) Consent of Bradley Arant Rose & White LLP (contained in their opinion filed as Exhibit 5 to this Registration Statement).



     *Incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, State of Alabama, on January 15, 1997.

                                       CAVALIER HOMES, INC.


                                       By: /s/DAVID A. ROBERSON
                                          David A. Roberson
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons, in the capacities and on the dates indicated.

Signature                      Title                          Date


/s/ BARRY B. DONNELL           Chairman of the Board          January 15, 1997
---------------------------      and Director
Barry B. Donnell


/s/ DAVID A. ROBERSON          President, Chief Executive     January 15, 1997
---------------------------      Officer and Director
David A. Roberson                (Principal executive officer)


/s/ MICHAEL R. MURPHY          Chief Financial Officer        January 15, 1997
---------------------------      (Principal financial and
Michael R. Murphy                accounting officer)


/s/ THOMAS A. BROUGHTON, III   Director                       January 15, 1997
---------------------------
Thomas A. Broughton, III


/s/ JOHN W LOWE                Director                       January 15, 1997
---------------------------
John W Lowe


/s/ LEE ROY JORDAN             Director                       January 15, 1997
---------------------------
Lee Roy Jordan


/s/ GERALD W. MOORE            Director                 January 15, 1997
---------------------------
Gerald W. Moore

                                INDEX TO EXHIBITS

                                                                  Sequentially
Exhibit                                                             Numbered
Number                      Exhibit                                   Page

5           )  Opinion of Bradley Arant Rose & White LLP

23(a)       )  Consent of Deloitte & Touche L.L.P.

23(b)       )  Consent of Bradley Arant Rose & White LLP
               (included in Exhibit 5)